Exhibit 5
SEC LAW FIRM
11693 San Vicente Boulevard, Suite 357
Los Angeles, CA 90049
Tel. 310-557-3059
Fax. 310-388-1320
www.seclawfirm.com
June 28, 2006
VIA ELECTRONIC TRANSMISSION
Securities and Exchange Commission
100 F Street, N.E.
Washington, DC 20549

Re:	Save the World Air, Inc.
Form SB-2 Registration Statement (File No. 333- )
Ladies and Gentlemen:
     We refer to the above-captioned registration statement on Form SB-2 (the “Registration Statement”) under the Securities Act of 1933, as amended (the “Act”), filed by Save the World Air, Inc., a Nevada corporation (the “Company”), with the Securities and Exchange Commission.
     We have examined the originals, photocopies, certified copies or other evidence of such records of the Company, certificates of officers of the Company and public officials, and other documents as we have deemed relevant and necessary as a basis for the opinion hereinafter expressed. In such examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as certified copies or photocopies and the authenticity of the originals of such latter documents.
     Subject to the foregoing and on the basis of the aforementioned examinations and investigations, it is our opinion that, (1) the shares of common stock (other than the shares of common stock issuable upon the exercise of warrants referenced in the prospectus forming a part of the Registration Statement) are duly authorized, legally issued, and are fully paid and non-assessable; and (2) the shares of common stock issuable upon exercise of such warrants, if, as, and when issued by the Company to the selling stockholders named in the prospectus forming a part of the Registration Statement, are duly authorized and, upon exercise thereof in the manner and receipt of the consideration expressed in such warrants, will be legally issued, fully paid, and non-assessable.
     We hereby consent to the filing of this opinion as Exhibit 5 to the Registration Statement and to the reference to our firm under “Legal Matters” in the related Prospectus. In giving the foregoing consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Act, or the rules and regulations of the Securities and Exchange Commission.

Very truly yours,
/s/ Lance Jon Kimmel